UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2005

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01 Other Events

On December 16, 2005, Omega Healthcare Investors, Inc. (the "Company") issued a press release announcing that it has commenced a tender offer and consent solicitation for any and all of its $100 million aggregate principal amount of 6.95% notes due 2007. The tender offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated December 16, 2005, and a related Consent and Letter of Transmittal. The offer to purchase will expire at 12:00 midnight, New York City time, on January 17, 2006, unless extended. The consent solicitation will expire at 5:00 p.m., New York City time, on December 30, 2005, unless extended. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On December 16, 2005, the Company announced its intention to offer $175 million in principal amount of unsecured notes due 2016. A copy of the Company's press release announcing the foregoing is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit

Number Description

99.1	Press Release dated December 16, 2005.

99.2	Press Release dated December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: December 16, 2005             By: /s/ Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number Description

99.1	Press Release dated December 16, 2005.

99.2	Press Release dated December 16, 2005.